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			UNITED STATES
		SECURITIES AND EXCHANGE COMMISSION
			WASHINGTON, D.C. 20549

			    FORM 8-K

			CURRENT REPORT

	     PURSUANT TO SECTION 13 OR 15(d) OF THE
		SECURITIES EXCHANGE ACT OF 1934


	Date of report (Date of earliest event reported):
			November 17, 2006

		     Driver-Harris Company
	(Exact Name of Registrant as Specified in Charter)

        		New Jersey
	   (State or Other Jurisdiction of Incorporation)

				1-1212
			(Commission File Number)

				22-0870220
		   (IRS Employer Identification No.)


			200 Madison Avenue
		     Convent Station, New Jersey
            		       07960
		(Address of Principal Executive Offices)
			     (Zip Code)

Registrant's telephone number, including area code:     (973)267-8100

			Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)


Item 1.03	Bankruptcy or Receivership

On November 13, 2006, the United States Bankruptcy Court for the district of New Jersey entered an order confirming the plan of reorganization of Driver-Harris Company (the 'Company'). The Company had filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy
Code on November 26, 2003. A copy of the Second Amended Chapter 11 Plan of Reoganization is attached as Exhibit 2 and is incorporated herein in its entirety by reference.

On the Effective Date, all shares of stock in the Debtor shall be canceled and all pre-petition shareholders' ownership interests in the debtor shall be extinguished. Within thirty (30) days of the Effective Date, the Reorganized Debtor shall issue all of the shares of the Reorganized Debtor to holders of Allowed Class Two Claims at the rate of one share per $10 of Allowed Claim.

This order will issue a judicial determination of discharge of the debtor from all debts that arose prior to filing of Chapter 11.

The Company has one class of common stock totaling 3,000,000 authorized shares of which 1,474,346 are issued and outstanding.

Item 9.01 	Financial Statements and Exhibits

(c) Exhibits

Exhibit Nos.
____________

    2		Second Amended Chapter 11 Plan of Reorganization




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  November 17, 2006

DRIVER-HARRIS COMPANY

By:            /s/ Frank L. Driver
Name:              Frank L. Driver
Titles:              President
                Chief Financial Officer

EXHIBIT INDEX

Exhibit Number          Description